Exhibit g(6)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

BANKERS TRUST COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF JULY 1, 2001

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A. Additional Custodians:

Custodian	Purpose
Bank of New York	FICASH
FITERM

B. Special Subcustodians:

Subustodian	Purpose

C. Foreign Subcustodians:

Country	Foreign Subcustodian	Eligible Securities Depositories
Argentina	Citibank, N.A., Argentina	Caja de Valores, S.A.
	Deutsche Bank S.A., Argentina	Caja de Valores, S.A.

Australia	National Australia Bank Limited, Melbourne	(1) Austraclear Limited (2) The Clearing House Electronic Sub-Register System (3) The Reserve Bank Information and Transfer System

Austria	Bank Austria, Vienna	Wertpapiersarmmelbank bei der Oesterreichische Kontrollbank AG
	Deutsche Bank AG, Vienna	Wertpapiersarmmelbank bei der Oesterreichische Kontrollbank AG

Bangladesh	Standard Chartered Bank, Dhaka	None

Belgium	Fortis Bank, Brussels	(1) Caisse Interprofessionnelle de Depots et de Virements de Titres S.A. (2) Banque Nationale de Belgique

Botswana	Barclays Bank of Botswana Limited, Gaborone	None

Brazil	Citibank, N.A., Sao Paolo	(1) Companhia Brasileira de Liquidacao e Custodia (2) Sistema Especial de Liquidacao e Custodia
	Deutsche Bank S.A. - Banco Alemao, Sao Paolo	(1) Companhia Brasileira de Liquidacao e Custodia (2) Sistema Especial de Liquidacao e Custodia

Canada	The Royal Bank of Canada, Toronto	The Canadian Depository for Securities Limited

Chile	Citibank, N.A., Santiago	Deposito Central de Valores S.A.

People's Republic of China-Shanghai	Deutsche Bank AG, Hong Kong	The Shanghai Securities Central Clearing and Registration Corporation

People's Republic of China-Shenzhen	Deutsche Bank AG, Hong Kong	The Shenzhen Securities Central Clearing Co., Ltd.

Colombia	Cititrust Colombia, S.A., Bogota	(1) Deposito Central de Valores (2) Deposito Centralizado de Valores

Czech Republic	Ceskoslovenska Obchodni Banka, A.S., Prague	(1) Stredisko Cennych Papiru (2) The Czech National Bank
	Deutsche Bank AG, Prague	(1) Stredisko Cennych Papiru (2) The Czech National Bank

Denmark	Den Danske Bank, Copenhagen	Vaerdipapircentralen - The Danish Securities Center

Ecuador	Citibank, N.A., Quito	None

Egypt	Citibank, N.A., Cairo	The Misr Company for Clearing, Settlement and Central Depository
	The National Bank of Egypt, Cairo	The Misr Company for Clearing, Settlement and Central Depository

Finland	Merita Bank Plc, Helsinki	The Finnish Central Securities Depository Ltd.

France	BNP Paribas, Paris	Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres
	Deutsche Bank AG, Paris	Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres

Germany	Deutsche Bank AG, Frankfurt	Clearstream Banking AG

Ghana	Barclays Bank of Ghana Limited, Accra	None

Greece	The National Bank of Greece S.A., Athens	The Central Securities Depository (C.S.D.)

Hong Kong	Deutsche Bank AG, Hong Kong	(1) Central Clearing and Settlement System (2) The Central Money Markets Unit

Hungary	Bank Austria Creditanstalt	KELER - The Central Depository and Clearing House (Budapest) Ltd.
	Citibank, Budapest Rt., Budapest	KELER - The Central Depository and Clearing House (Budapest) Ltd.
	Deutsche Bank Rt., Budapest	KELER - The Central Depository and Clearing House (Budapest) Ltd.

India	Deutsche Bank AG, Mumbai	The National Securities Depository Limited

Indonesia	Deutsche Bank AG, Jakarta	(1) Bank Indonesia (2) PT Kustodian Sentral Efek Indonesia/PT KSEI
	Standard Chartered Bank, Jakarta	(1) Bank Indonesia (2) PT Kustodian Sentral Efek Indonesia/PT KSEI

Ireland	Allied Irish Bank, PLC, Dublin	(1) The Central Bank of Ireland Securities Settlements Office (2) CRESTCo Limited
	Bank of Ireland, Dublin	(1) The Central Bank of Ireland Securities Settlements Office (2) CRESTCo Limited

Israel	Bank Leumi Le-Israel B.M., Tel Aviv	The Clearing House of The Tel Aviv Stock Exchange

Italy	Banca Commerciale Italiana, Milan	(1) Monte Titoli, S.p.A. (2) Banca d'Italia
	BNP Paribas Italian Branch	(1) Monte Titoli, S.p.A. (2) Banca d'Italia
	Citibank, N.A., Milan	(1) Monte Titoli, S.p.A. (2) Banca d'Italia
	Deutsche Bank Societa per Azioni, Milan	(1) Monte Titoli, S.p.A. (2) Banca d'Italia

Japan	The Bank of Tokyo Mitsubishi, Ltd., (BTM)	(1) The Japan Securities Depository Center (2) The Bank of Japan
	Dai Ichi Kangyo Bank Ltd., Tokyo	(1) The Japan Securities Depository Center (2) The Bank of Japan
	The Sumitomo Bank, Ltd., Tokyo	(1) The Japan Securities Depository Center (2) The Bank of Japan

Jordan	Arab Bank, PLC, Amman	None

Kenya	Barclays Bank of Kenya Limited, Nairobi	The Central Bank of Kenya

Luxembourg	Banque Generale du Luxembourg, Luxembourg	None

Malaysia	Deutsche Bank (Malaysia) Berhad, Kuala Lumpur	(1) Malaysian Central Depository Sdn. Bhd. (2) Bank Negara Malaysia
	United Overseas Bank (Malaysia) Bhd, Kuala Lumpur	(1) Malaysian Central Depository Sdn. Bhd. (2) Bank Negara Malaysia

Malta	Bank of Valletta PLC	Malta Stock Exchange - Central Securities Depository (C.S.D.)

Mauritius	The Hongkong and Shanghai Banking Corporation Limited, Port Louis	Central Depository and Settlement Co. Ltd.

Mexico	Banco Nacional de Mexico (Banamex), Santa Fe	(1) S.D. Indeval, S.A., de C.V. (2) Banco de Mexico
	Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero, Mexico City	(1) S.D. Indeval, S.A., de C.V. (2) Banco de Mexico
	Citibank Mexico, S.A., Mexico City	(1) S.D. Indeval, S.A., de C.V. (2) Banco de Mexico

Morocco	Banque Marocaine du Commerce Exterieur, Casablanca	MAROCLEAR

Netherlands	Deutsche Bank AG, Amsterdam	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.

New Zealand	National Bank of Australia Limited	New Zealand Central Securities Depository Limited

Norway	Den Norske Bank ASA, Oslo	Verdipapirsentralen - The Norwegian Central Securities Depository (VPS)

Pakistan	Deutsche Bank AG, Karachi	The Central Depository Company of Pakistan Limited

Peru	Citibank, N.A., Lima	Caja de Valores y Liquidaciones, S.A.

Philippines	Deutsche Bank AG, Manila	(1) The Philippines Central Depository Inc. (2) The Registry of Scripless Securities

Poland	Citibank Poland, S.A., Warsaw	(1) The National Depository of Securities (2) The National Bank of Poland
	Deutsche Bank Polska S.A., Warsaw	(1) The National Depository of Securities (2) The National Bank of Poland

Portugal	Banco Comercial Portugues, S.A., Lisbon	Central de Valores Mobiliarios
	Banco Espirito Santo S.A.	Central de Valores Mobiliarios

Russia	ZAO Bank "Credit Suisse First Boston AO", Moscow	Vneshtorgbank
	Deutsche Bank Ltd., Moscow	None

Singapore	Deutsche Bank AG, Singapore	The Central Depository (Pte) Limited
	United Overseas Bank Ltd., Singapore	The Central Depository (Pte) Limited

Slovak Republic	Bank Austria AG Vienna	(1) Stredisko Cennych Papierov (2) The National Bank of Slovakia
	Ceskoslovenska Obchodni Banka, A.S., Bratislava	(1) Stredisko Cennych Papierov (2) The National Bank of Slovakia

South Africa	ABSA Bank Limited, Johannesburg	The Central Depository (Pty) Ltd.
	Standard Corporate and Merchant Bank. A division of The Standard Bank of South Africa	The Central Depository (Pty) Ltd.

South Korea	Deutsche Bank AG, Seoul	The Korean Securities Depository

Spain	Deutsche Bank Sociedad Anonima Espanola, Barcelona	(1) Servico de Compensacion y Liquidacion de Valores, S.A. (2) Banco de Espana

Sri Lanka	Deutsche Bank AG, Colombo	The Central Depository System (Pvt) Limited

Sweden	Svenska Handelsbanken, Stockholm	Vardepapperscentralen (PC) Swedish Central Securities Depository and Clearing Organization

Switzerland	Credit Suisse First Boston, Zurich	SIS SEGAINTERSETTLE AG
	UBS AG, Zurich	SIS SEGAINTERSETTLE AG

Taiwan	Deutsche Bank AG, Taipei	The Taiwan Securities Central Depository Company, Ltd.

Thailand	Deutsche Bank AG, Bangkok	The Thailand Securities Depository Company Limited

Tunisia	Banque Internationale Arabe de Tunisie, Tunis	STICODEVAM

Turkey	Ottoman Bank	(1) Takasbank - ISE Settlement and Custody Bank Inc. (2) The Central Bank of Turkey

United Kingdom	Deutsche Bank AG, London	(1) The Central Moneymarkets Office (2) CRESTCo Limited

Venezuela	Citibank, N.A., Caracas	(1) The Caja Venezolana de Valores S.A.C.A. (2) Banco Central de Venezuela

Zambia	Barclays Bank of Zambia Limited, Lusaka	(1) The LuSE Central Share Depository Limited (2) The Bank of Zambia

Zimbabwe	Barclays Bank of Zimbabwe Limited, Harare	None
Each of the Investment Companies Listed on Appendix A to the Custodian Agreement, on Behalf of Each of Their Respective Portfolios

By:__/s/Maria Dwyer
Name:___Maria Dwyer __
Title:___Deputy Treasurer